Report of Independent Auditors


To the Shareholders and
Board of Trustees of
The Saratoga Advantage Trust

In planning and performing our audit of
 the financial statements of The
Saratoga Advantage Trust for the
year ended August 31, 2001, we
considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements of
Form N-SAR, not to provide assurance
on internal control.

The management of The Saratoga
Advantage Trust is responsible for
establishing and maintaining internal
control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant
 to an audit pertain to the entity's
 objective of preparing financial
statements for external purposes that
are fairly presented in conformity
with accounting principles
generally accepted in the
United States.  Those controls
include the safeguarding of
assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations in
internal control, error or fraud
may occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that it may become
 inadequate because of changes in
conditions or that the effectiveness
of the design and operation may
deteriorate.

Our consideration of internal control
 would not necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the American
Institute of Certified Public
Accountants.  A material weakness is a
 condition in which the design or
operation of one or more of the
internal control components does not
 reduce to a relatively low level the
 risk that misstatements caused by
error or fraud in amounts that
would be material in relation to the
 financial statements being audited may
 occur and not be detected within a
timely period by employees in the
normal course of performing their
assigned functions.  However, we noted
 no matters involving internal control
 and its operation, including controls
 for safeguarding securities, which we
 consider to be material weaknesses as
 defined above as of August 31, 2001.

This report is intended solely for the
 information and use of the Board
 of Trustees and management of The
Saratoga Advantage Trust and the
Securities and Exchange Commission and
 is not intended to be and should not
be used by anyone other than these
specified parties.



ERNST & YOUNG LLP

October 25, 2001